                                                                   EXHIBIT 10.21


                                                                       EXECUTION

                         SECURITIES PURCHASE AGREEMENT


          SECURITIES PURCHASE AGREEMENT dated as of February 3, 1999 between The Derby Cycle Corporation, a Delaware corporation (the "Company"), Perseus Cycle, L.L.C., a Delaware limited liability company ("Perseus") and DC Cycle, L.L.C., a Delaware limited liability company ("Thayer"). Perseus and Thayer are each sometimes referred to herein as a "Purchaser" and collectively, as the "Purchasers."

          This Agreement provides for the purchase (the "Purchase") by the Purchasers of 22,750 shares of the Company's Class C Common Stock, $.01 par value (the "Common Stock"), all upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

          Section 1.  Purchase of Shares.  On the date of execution of this
                      ------------------
Agreement, (i) the Purchasers shall purchase, and the Company shall sell to the Purchasers, the number of shares of Common Stock set forth opposite each such Purchaser's name on Schedule 1 hereto at $1,000 per share for a total aggregate purchase price of TWENTY TWO MILLION SEVEN HUNDRED FIFTHY THOUSAND DOLLARS ($22,750,000.00), and (ii) the Purchaser shall execute the Amended and Restated Stockholders Agreement in the form of Exhibit A hereto (the "Stockholders
                                      ---------
Agreement"). The purchase price for the Common Stock purchased by the Purchasers pursuant to this Section 1 shall be payable by certified check or by wire transfer of immediately available funds.

          Section 2.  Investment Representations.  Each of the Purchasers
                      --------------------------
(severally and not jointly) represents and warrants (i) that the Common Stock to be acquired by such Purchaser pursuant to this Agreement will be acquired for such Purchaser's own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), and will not be disposed of in contravention of the Securities Act, this Agreement or the Stockholders Agreement; (ii) that such Purchaser is able to bear the economic risk of an investment in the Common Stock for an indefinite period of time inasmuch as the Common Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available; and (iii) that such Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Common Stock, has had full access to such other information concerning the Company and its subsidiaries as such Purchaser has requested.

          Section 3.  Notices.  All notices, demands or other communications to
                      -------
be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered in accordance with the provisions of Section 23 of the Stockholders Agreement.

          Section 4.  Expenses.  In the event of a dispute between the Company
                      --------
and the Purchaser shall develop over the terms or operation of this Agreement or the Stockholders Agreement and the Purchaser obtains a final judgment against the Company with respect to such dispute, the Company shall promptly reimburse the Purchasers for their reasonable attorney's fees and out-of-pocket expenses incurred in connection with such dispute.

          Section 5.  Severability.  Whenever possible, each provision of this
                      ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          Section 6.  Entire Agreement.  This Agreement and those documents
                      ----------------
expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement shall be binding upon the parties hereto and their respective successors, heirs, representatives and assigns. This Agreement may not be assigned by either Purchaser without the prior written consent of the Company.

          Section 7.  Amendments and  Waivers.  Any provision of this Agreement
                      -----------------------
may be amended or waived only with the prior written consent of the Company and the Purchasers.

          Section 8.  Governing Law.  This Agreement shall be governed by and
                      -------------
construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.


                                 [END OF PAGE]
                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date set forth above.

                                    THE DERBY CYCLE CORPORATION



                                    By: _________________________________
                                    Title:_______________________________




                                    PERSEUS CYCLE, L.L.C.


                                    By: _________________________________
                                    Title:  _____________________________



                                    DC CYCLE, L.L.C.


                                    By: _________________________________
                                    Title: ______________________________

                                                                      Schedule 1


                                  STOCKHOLDERS


                             SHARES
                               OF
                            CLASS C
                             COMMON
          NAME               STOCK
-------------------------   -------
DC Cycle, L.L.C.             18,950
Perseus Cycle, L.L.C.         3,800
                            -------
TOTAL SHARES OUTSTANDING     22,750

                                   EXHIBIT A

                        Form of Stockholders Agreement
                        ------------------------------